EXHIBIT 32.2

                                   iDNA, INC.
                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Robert V. Cuddihy, Jr., Chief Financial Officer of iDNA, Inc., a Delaware
corporation (the "Registrant"), in connection with the Registrant's Quarterly
Report on Form 10-Q for the period ended October 31, 2006, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), do hereby represent, warrant and certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
Registrant.

/s/ Robert V. Cuddihy, Jr.
----------------------------------------
Name: Robert V. Cuddihy, Jr.
Title: Chief Financial Officer
(principal accounting and financial
officer)

Date: December 14, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to iDNA, Inc. and will be retained by
iDNA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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